UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2003

PIXELWORKS, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8100 SW Nyberg Road

 Tualatin, Oregon 97062

(Address of principal executive offices including Zip Code)

(503) 454-1750

(Registrant’s telephone number, including area code)

Item 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 5, 2003, Pixelworks, Inc. (“Pixelworks”), Genesis Microchip Inc. (“Genesis Microchip”) and Display Acquisition Corporation, a direct, wholly-owned subsidiary of Pixelworks (“Display”), entered into a Termination and Release Agreement (the “Termination Agreement”) pursuant to which the parties mutually agreed to terminate the Agreement and Plan of Merger, dated as of March 17, 2003, by and among Pixelworks, Genesis Microchip and Display (the “Merger Agreement”). A copy of the Termination Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

On August 5, 2003, Pixelworks and Genesis Microchip issued a joint press release announcing the termination of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference in its entirety.

The foregoing descriptions of the Termination Agreement and the press release are qualified in their entirety by reference to all of the attached exhibits.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS.

	(c)	Exhibits.

		99.1	Termination and Release Agreement dated August 5, 2003, among Pixelworks, Inc., Genesis Microchip Inc. and Display Acquisition Corporation
		99.2	Joint press release of Pixelworks, Inc. and Genesis Microchip Inc. dated August 5, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIXELWORKS, INC.

Date: August 5, 2003
/s/ Jeffrey B. Bouchard
Jeffrey B. Bouchard
Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)